SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

Summit Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

P. O. BOX 179
300 N. MAIN STREET
MOOREFIELD, WEST VIRGINIA 26836

April 11, 2005

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Summit Financial Group, Inc. (the “Company”), a West Virginia corporation, which will be held on Thursday, May 19, 2005, at 1:00 p.m., EDT, at the Corporate Office, 300 N. Main Street, Moorefield, West Virginia.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, you are requested to complete, date, sign and return the enclosed proxy in the enclosed envelope for which postage has been paid. If you have any questions regarding the information in the attached proxy materials, please do not hesitate to call Teresa Sherman, Director of Shareholder Relations, (304) 530-1000.

     You will be asked at the meeting to elect five (5) directors to serve until 2008.

     You are urged to read this accompanying Proxy Statement carefully, as it contains detailed information regarding the nominees for directors of the Corporation and the independent auditors of the Corporation.

Very truly yours,

Oscar M. Bean Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	1:00 p.m., EDT, on May 19, 2005

PLACE	Summit Financial Group, Inc. Corporate Office 300 N. Main Street Moorefield, West Virginia 26836

ITEMS OF BUSINESS	(1) To elect five (5) directors to serve until 2008; and

(2) To transact such other business as may properly come before the Meeting. The Board of Directors at present knows of no other business to come before the Annual Meeting.

RECORD DATE	Only those shareholders of record at the close of business on March 31, 2005 shall be entitled to notice and to vote at the Meeting.

ANNUAL REPORT	Our 2004 Annual Report, which is not a part of the proxy materials, is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the Meeting. Please MARK, SIGN, DATE and PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope. Any proxy may be revoked prior to its exercise at the Meeting.

April 11, 2005
Oscar M. Bean
Chairman of the Board

i

ii

PROXY STATEMENT

     These proxy materials are delivered in connection with the solicitation by the Board of Directors of Summit Financial Group, Inc. (“Summit,” the “Company,” “we,” or “us”), a West Virginia corporation, of proxies to be voted at our 2005 Annual Meeting of Shareholders and at any adjournment or postponement.

     You are invited to attend our Annual Meeting of Shareholders on May 19, 2005, beginning at 1:00 p.m. The Meeting will be held at Summit’s Corporate Office, 300 N. Main Street, Moorefield, West Virginia.

     This Proxy Statement, form of proxy and voting instructions are being mailed starting on or about April 11, 2005.

Principal Executive Office of the Company

     The principal executive office of the Company is 300 North Main Street, Moorefield, West Virginia 26836.

Shareholders Entitled to Vote

     Holders of record of Summit common shares at the close of business on March 31, 2005, are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 7,039,840 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting.

Proxies

     Your vote is important. Shareholders of record may vote their proxies by mail. If you choose to vote by mail, a postage-paid envelope is provided.

     Proxies may be revoked at any time before they are exercised by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy or (3) voting at the Annual Meeting.

     You may save us the expense of a second mailing by voting promptly. Choose one of the following voting methods to cast your vote.

Vote By Mail

     If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

Voting at the Annual Meeting

     The method by which you vote now will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

     All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

     If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy will have the discretion to vote on those matters for you. As of the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

Required Vote

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

     On the record date, there were 7,039,840 shares of common stock outstanding which are held by approximately 1,335 shareholders of record. A majority of the outstanding shares of Summit Financial Group, Inc. will constitute a quorum at the meeting.

     A plurality of the votes cast is required for the election of directors. Abstentions and broker “non-votes” are not counted for purposes of the election of directors.

     In the election of directors, shareholders cast one (1) vote for each nominee for each share held. However, every shareholder has the right of cumulative voting, in person or by proxy, in the election of directors. Cumulative voting gives each shareholder the right to aggregate all votes which he or she is entitled to cast in the election of directors and to cast all such votes for one candidate or distribute them among as many candidates and in such a manner as the shareholder desires.

     At our 2005 Annual Meeting, the total number of directors to be elected is five (5) in the class expiring in 2008. Each shareholder has the right to cast five (5) votes for each share of stock held on the record date.

     If you wish to exercise, by proxy, your right to cumulative voting in the election of directors, you must provide a proxy showing how your votes are to be distributed among one or more candidates. Unless contrary instructions are given by a shareholder who signs and returns a proxy, all votes for the election of directors represented by such proxy will be divided equally among the nominees for each class. If cumulative voting is invoked by any shareholder, the vote represented by the proxies delivered pursuant to this solicitation, which do not contain contrary instructions, may be cumulated at the discretion of the Board of Directors of Summit Financial Group, Inc. in order to elect to the Board of Directors the maximum nominees named in this proxy statement.

Cost of Proxy Solicitation

     We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic transmission, facsimile transmission or by telegram. Brokers, fiduciaries, custodians and other nominees have been requested to forward solicitation materials to the beneficial owners of the Company’s common stock. Upon request we will reimburse these entities for their reasonable expenses.

Shareholder Account Maintenance

     Registrar and Transfer Company is our transfer agent. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer common shares and similar issues can be handled by contacting:

Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016-3572
www.rtco.com

Section 16(a) Beneficial Ownership
Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of holdings and transactions in Summit shares with the SEC. Based on our records and other information, in 2004 all directors and executive officers met all applicable SEC filing requirements under Section 16(a), except for Frank A. Baer, III, C. David Robertson and Dewey Bensenhaver. Mr. Baer had one late report relating to one transaction. Mr. Robertson had two late reports relating to two transactions. Mr. Bensenhaver had two late reports relating to seven transactions.

GOVERNANCE OF THE COMPANY

Board and Committee Membership

     During 2004, the Board of Directors met four (4) times. All of our Directors attended 75% or more of the meetings of the Board and the meetings held by committees of the Board on which the directors served in 2004.

     The Company has a standing Executive Committee, Audit and Compliance Committee, and a Compensation and Nominating Committee.

     The directors that meet the independence requirement of the NASDAQ Marketplace Rules are: Frank A. Baer, III, Dewey F. Bensenhaver, James M. Cookman, John W. Crites, James P. Geary, Thomas J. Hawse, III, Phoebe F. Heishman, Gary L. Hinkle, Gerald W. Huffman, Duke A. McDaniel, Harold K. Michael, G. R. Ours, Jr. and Charles S. Piccirillo.

Executive Committee

     The Executive Committee, on an as needed basis, approves loans above specified limits and performs such duties and exercises such powers as delegated to it by the Company’s Board of Directors. The members of the Company’s Executive Committee are Oscar M. Bean, Chairman, H. Charles Maddy, III, John W. Crites, Charles S. Piccirillo, Ronald F. Miller, Duke A. McDaniel, Patrick N. Frye, G. R. Ours, Jr., James P. Geary and Gary Hinkle. The Executive Committee met 6 times in 2004.

     Under the NASDAQ Marketplace Rules, the following members of the Executive Committee are independent: John W. Crites, Charles S. Piccirillo, Duke A. McDaniel, G. R. Ours, Jr., James P. Geary and Gary Hinkle.

Audit and Compliance Committee

     The Audit and Compliance Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities to ensure the quality and integrity of Summit’s financial reports. This entails:

•	Serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Providing direction to and oversight of the Company’s internal audit function.

•	Reviewing and appraising the efforts of the Company’s independent auditors.

•	Maintaining a free and open means of communication between directors, internal audit staff, independent auditors, and management.

The Audit and Compliance Committee has adopted a written charter, attached as Appendix B.

Current members of this committee are G. R. Ours, Jr., Chairman, John W. Crites, Thomas J. Hawse, III, Gerald W. Huffman and Charles S. Piccirillo. The Audit and Compliance Committee met 5 times in 2004.

Under the NASDAQ Marketplace Rules’ definition of independence, all members of the Audit and Compliance Committee are independent.

Pursuant to the provisions of the Sarbanes-Oxley Act, which was enacted in 2002, the SEC adopted rules requiring companies to disclose whether or not at least one member of the Audit and Compliance Committee is an “audit committee financial expert” as defined in such rules.

     Under the SEC rules, an “audit committee financial expert” has the following attributes:

     •   An understanding of generally accepted accounting principles and financial statements.

     •   An ability to assess the general application of accounting principles generally accepted in the United States of America in connection with the accounting for estimates, accruals and reserves.

     •   Experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities.

     •   An understanding of internal controls and procedures for financial reporting; and

     •   An understanding of audit committee functions.

     A person must possess all of the above attributes to qualify as an audit committee financial expert.

     The Board of Directors has determined no member of the Audit and Compliance Committee possesses all of the above five attributes so as to be deemed an “audit committee financial expert” under the SEC rules.

     However, John W. Crites and Thomas J. Hawse, III each qualify as a “financial expert” under the NASDAQ Marketplace Rules, which standards are different from the SEC rules. Under the NASDAQ Marketplace Rules, a “financial expert” must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the individual’s financial sophistication, including being a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Mr. Crites and Mr. Hawse have the necessary experience to qualify them as “financial experts” under the NASDAQ Marketplace Rules.

     For information concerning the audit fees paid by the Company in 2004 and for information about the Company’s independent auditors generally, see Audit and Compliance Committee Report on page 14 of these Annual Meeting materials.

Compensation and Nominating Committee

     The Compensation and Nominating Committee consists of a minimum of 4 directors. The current members of the Compensation and Nominating Committee are Oscar M. Bean, John W. Crites, James P. Geary, Gary L. Hinkle, G. R. Ours, Jr. and Charles S. Piccirillo. All members of the Compensation and Nominating Committee except Oscar M. Bean are independent, as independence is defined under the NASDAQ Marketplace Rules.

     The NASDAQ Marketplace Rules permit the appointment of one non-independent member to the Compensation and Nominating Committee if the Committee consists of at least three members and the non-independent member is not a current officer or employee of the Company or a family member of an officer or employee of the Company. In order for a non-independent individual to be appointed to the Compensation and Nominating Committee, the Board of Directors of the Company must determine that such individual’s membership on the Committee is required by the best interests of the Company and its shareholders. For the following reasons, the Board of Directors believes the appointment of Mr. Bean is in the best interest of the Company’s shareholders: (i) Mr. Bean possesses the highest personal and professional integrity, (ii) Mr. Bean demonstrates exceptional ability and judgment, and (iii) Mr. Bean has and will continue to serve the long-term interest of the Company. In addition, Mr. Bean is not a current officer or employee of the Company and is not a family member of an officer or employee of the Company.

     The Compensation and Nominating Committee met once in 2004.

     One purpose of the Committee is to assist the board in (i) identifying qualified individuals to become board members, (ii) determining the composition of the board of directors and its committees, (iii) monitoring a process to assess board effectiveness, and (iv) developing and implementing the Company’s corporate governance guidelines.

     In determining nominees for the Board of Directors, the Compensation and Nominating Committee selects individuals who have the highest personal and professional integrity and who have demonstrated exceptional ability and judgment. The Committee also selects individuals who are most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. In identifying first-time nominees for director, or evaluating individuals recommended by shareholders, the Compensation and Nominating Committee determines, in its sole discretion, whether an individual meets the minimum qualifications approved by the Board of Directors and may consider the current composition of the Board of Directors in light of the diverse communities served by the Company and the interplay of the candidate’s experience with the experience of other Board members.

     The Compensation and Nominating Committee does not have a specific policy with regard to the consideration of persons nominated for Directors by shareholders. The Articles of Incorporation of the Company describe the procedures that a shareholder must follow to nominate persons for election as Directors. For more information regarding these procedures, see Requirements, Including Deadline for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders on page 31 of these Annual Meeting materials. The Compensation and Nominating Committee will consider nominees for Director recommended by shareholders provided the procedures set forth in the Articles of Incorporation of the Company are followed by shareholders in submitting recommendations. The Committee does not intend to alter the manner in which it evaluates nominees, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not.

     With regard to the Compensation and Nominating Committee’s specific nominating responsibilities, see a copy of its current charter attached to this Proxy Statement as Appendix A.

     Another purpose of the Compensation and Nominating Committee is to establish the salary and the other compensation of the President and CEO of the Company. The Committee also reviews and approves the salary recommendation of the Company’s CEO concerning the other Executive Officers. For more information regarding the Committee’s philosophy and evaluation of executive performance, see Report of the Compensation and Nominating Committee on Executive Compensation on page 17 of these Annual Meeting materials.

Related Transactions

     Directors and executive officers of the Company and its subsidiaries, members of their immediate families, and business organizations and individuals associated with them have been customers of, and have had normal banking transactions with Summit Community Bank and Shenandoah Valley National Bank. All such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans made to directors and executive officers are in compliance with federal banking regulations and are thereby exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

Indemnification

     We indemnify our Directors and officers to the fullest extent permitted by law so that they will serve free from undue concern that they will not be indemnified. This is required under our By-laws.

Fees and Benefit Plans for Directors

     Fees. Directors of the Company received $1,000 per board meeting attended in 2004. Non-employee Directors of the Company who serve on the Company’s Audit and Compliance Committee received $750 for each meeting attended. Non-employee Directors serving on other Company Committees received $150 per committee meeting attended.

     Members of the Board of Directors of the subsidiaries of the Company are paid an annual retainer fee based on the asset size of each subsidiary bank as of December 31st of the prior year and receive $125 for each meeting attended and $100 for each committee meeting attended.

     If an individual is a member of the Board of Directors of the Company or any of its subsidiaries and is also an employee of the Company or any of its subsidiaries, then such director will be paid the retainer fees and the fees for each board meeting attended as set forth above; however, such director will not be paid the fees for each committee meeting attended.

     Health Insurance. Certain members of the Company’s Board of Directors receive health insurance coverage under the Company’s health insurance plan. This benefit is only available for directors originally elected to the Board prior to 1994. For those still receiving health insurance coverage, such coverage will be eliminated upon their retirement. The following members of the Board continued to receive the value of such coverage, net of premiums paid by the director, in the amounts indicated for 2004. Oscar M. Bean - $5,798, Dewey F. Bensenhaver - $8,238, Donald Biller - $2,045, John W. Crites - $5,798, James Paul Geary - $5,134, Charles Halterman - $8,289, Thomas J. Hawse, III - $8,289, Phoebe F. Heishman - $8,395, Gary L. Hinkle - $5,798, Jeff Hott - $5,798, Gerald W. Huffman - $5,798, Duke R. McDaniel - $4,743, G. R. Ours, Jr. - $4,091, F. Richard Thompson - $4,393, David VanMeter, IV - $8,289, and Harry Welton, Jr. - $5,798, totaling $96,694.

     Directors Deferral Plan. Pursuant to the Summit Director Deferral Plan, the Company’s Directors may elect to defer their retainer, meeting and committee fees earned. The Company invests amounts equating to the deferrals of each participating director in phantom investments in various mutual funds and Company stock. Benefits payable to participant directors at retirement under the Plan will equate to the then current value of the individual investments.

Shareholder Communication with Directors

     The Board of Directors of the Company provides a process for shareholders to send communications to the Board of Directors or to any of the individual Directors. Shareholders may send written communications to the Board of Directors or to any the individual Directors c/o Secretary, Summit Financial Group, Inc., P. O. Box 179, 300 N. Main Street, Moorefield, West Virginia 26836. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors or to the individual Directors on a periodic basis.

Board Member Attendance at Annual Meeting

     The Company does not have a policy with regard to directors’ attendance at annual meetings. Fourteen (14) of seventeen (17) members of the Board of Directors in 2004 attended the 2004 Annual Meeting of Shareholders.

Corporate Governance

     The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. In July, 2002, Congress passed the Sarbanes-Oxley Act of 2002, which, among other things, establishes a number of new corporate governance standards and disclosure requirements. In addition, the Company is subject to the corporate governance and Marketplace Rules promulgated by NASDAQ. Over the last year, the Board has reviewed the Company’s governance policies and practices in light of the requirements of the Sarbanes-Oxley Act of 2002 and the NASDAQ corporate governance and Marketplace Rules.

     Based on our review, we have:

     •   revised our Compensation and Nominating Committee Charter.

     •   adopted a Code of Ethics that applies to all directors, executive officers and employees of Summit Financial Group, Inc. and its subsidiaries. The Code of Ethics also contains supplemental provisions that apply to the Company’s Chief Executive Officer, the Chief Financial Officer, and the Chief Accounting Officer (the “Senior Financial Officers”). In addition, the Code of Ethics contains procedures for reporting violations of the Code of Ethics involving the Company’s financial statements and disclosures, accounting practices, internal control over financial reporting, disclosure controls and auditing matters. A copy of the Code of Ethics is available on the Company’s website at www.summitfgi.com.

ITEM 1 – ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. The terms of the Directors in each class expire at successive annual meetings. Five (5) Directors will be elected at our 2005 Annual Meeting to serve for a three-year term expiring at our Annual Meeting in the year 2008. If the proposed nominees are elected, the Company will have a Board of Directors consisting of two classes of six (6) directors each and one class of five (5) directors.

     The persons named in the enclosed proxy intend to vote the proxy for the election of each of the six nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as a Director will continue in office until his or her successor has been elected, or until his or her death, resignation or retirement.

     The Board of Directors has proposed the following nominees for election as Directors, with terms expiring in 2008, at the Annual Meeting: Frank A. Baer, III, Patrick N. Frye, Duke A. McDaniel, Ronald F. Miller and G. R. Ours, Jr.

     The Board of Directors recommends a vote FOR the election of these nominees for election as Directors.

     We expect each nominee for election as a Director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of Directors serving on the Board. The principal occupation and certain other information about the nominees and other Directors whose terms of office continue after the Annual Meeting are set forth on the following pages.

Security Ownership of Directors and Officers

     As of March 21, 2005, the nominees, and other Directors of the Company owned beneficially, directly or indirectly, the number of shares of common stock indicated on the following pages. The number of shares shown as beneficially owned by each director and executive officer is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purposes.

     All Directors and executive officers as a group owned 1,933,852 shares or 27.09% of the Company’s common stock as of March 21, 2005. Each director of the Company is required to own a minimum of 2,000 shares of the Company’s common stock. Ownership is defined as shares held solely in the director’s name, shares held through the Company’s employee stock option plan, a profit-sharing plan, individual retirement account, retirement plan or similar arrangement, and shares owned by a company where the director owns a controlling interest. Shares held jointly by a director and the director’s spouse are counting when determining whether a director owns 2,000 shares of the Company’s common stock as long as the director owns stock in his or her own name with a minimum value of at least $500, which is the minimum imposed by West Virginia law. Directors who are also employees of the Company or its subsidiaries are exempt from this requirement.

     The Company requires that all directors retire at the end of the term during which the director attains the age of 70. However, pursuant to the Merger Agreement with Potomac Valley Bank, the Company agreed that Messrs. Geary, McDaniel and Ours, Jr. would be exempt from the Company’s mandatory retirement requirement. These individuals must retire at the end of the term during which they attain the age of 80.

Name and Age as of the		Amount of Beneficial
May 19, 2005	Position, Principal Occupation	Ownership of Shares of
Meeting Date	Business Experience and Directorships	Common Stock

NOMINEES FOR DIRECTOR WHOSE TERMS EXPIRE IN 2008

			Shares	%

Frank A. Baer, III	44	Director of Summit Financial Group since 1998. CEO of Commercial Insurance Services, an insurance brokerage firm. Vice President of M & B Properties, a real estate holding company.	22,696(1)	*

Patrick N. Frye	46	Director of Summit Financial Group since 2000. President and CEO of Summit Community Bank from 1998 to 2004. Senior Vice President and Chief Credit Officer of Summit Financial Group, Inc., since December, 2003.	11,710(2)	*

Duke A. McDaniel	66	Director of Summit Financial Group since 2000. Attorney at Law.	42,504	*

Ronald F. Miller	61	Director of Summit Financial Group since 1998. President and CEO of Shenandoah Valley National Bank since 1998.	39,442(3)	*

G. R. Ours, Jr	73	Director of Summit Financial Group and Vice Chairman of the Board since 2000. Retired President of Petersburg Oil Co. Director of Summit Community Bank since 1974 and Chairman of the Board from 1995 to 2002.	230,000(4)	3.22%

(1)	Includes 592 shares owned by minor children and 7000 shares owned by Commercial Insurance Services.

(2)	Includes 3,158 fully vested shares held in Company’s ESOP and exercisable stock options for 4,560 shares.

(3)	Includes 4,582 fully vested shares held in Company’s ESOP and exercisable stock options for 21,360 shares.

(4)	Includes 20,000 shares owned by spouse and 80,000 shares owned by children for whom director has continuous voting proxy until rescinded.

* Indicates director owns less than 1% of the Company’s Common Stock.

Name and Age as of the		Amount of Beneficial
May 19, 2005	Position, Principal Occupation	Ownership of Shares of
Meeting Date	Business Experience and Directorships	Common Stock

DIRECTORS WHOSE TERMS EXPIRE IN 2007

			Shares		%

Oscar M. Bean	54	Director of Summit Financial Group since 1987. Chairman of the Board since 1995. Managing partner of Bean & Bean, Attorneys at Law. Foundation Board Member of Eastern West Virginia Community & Technical College since September, 2004.	69,936	(1)	*

Dewey F. Bensenhaver	58	Director of Summit Financial Group since 2000. Physician in private practice. Owner of farming operation.	51,040	(2)	*

John W. Crites	64	Director of Summit Financial Group since 1989. President of Allegheny Wood Products, Inc. and a partner in Allegheny Dimension, LLC. Principal stockholder of KJV Aviation, Inc.	588,016	(3)	8.24%

James P. Geary	78	Director of Summit Financial Group since 2000. Managing Partner of the law firm of Geary & Geary. Sole stockholder of Landimer, Inc., a farming and real estate corporation.	216,000		3.03%

Phoebe F. Heishman	64	Director of Summit Financial Group since 1987, Secretary since 1995. Publisher and Editor of The Moorefield Examiner.	93,520	(4)	1.31%

Charles S. Piccirillo	50	Director of Summit Financial Group since 1998. Member in the law firm of Shaffer & Shaffer, PLLC; Partner, Lawoff Associates; President, Auggus Enterprises, Inc.	19,304	(5)	*

(1)	Includes 4,840 shares owned by spouse, 3,944 shares owned by minor children.

(2)	Includes 4,811 shares owned by spouse and 15,420 shares owned by minor children.

(3)	Includes 191,240 shares owned by Allegheny Wood Products, Inc.

(4)	Includes 1,760 shares owned by spouse and 14,510 shares owned by children for whom she has a power of attorney.

(5)	Includes 400 shares owned by spouse.

* Indicates director owns less than 1% of the Company’s Common Stock.

Name and Age as of the		Amount of Beneficial
May 19, 2005	Position, Principal Occupation	Ownership of Shares of
Meeting Date	Business Experience and Directorships	Common Stock

DIRECTORS WHOSE TERMS EXPIRE IN 2006

			Shares		%

James M. Cookman	51	Director of Summit Financial Group since 1994. President of Cookman Insurance Group, Inc. President of Cookman Realty Group, Inc. Secretary/Treasurer of Apex Developers, Inc. Member of BeaconNet, L.L.C. Member of Orchard View Estates, LLC. Director of Mutual Protective Association of West Virginia. Member of Grant County Development Authority. Member of Highland Estates, LLC. Vice President of Project Development of U.S. WindForce, LLC and Manager of West Virginia Land Sales, LLC.	28,416	(1)	*

Thomas J. Hawse, III	60	Director of Summit Financial Group since 1988. President of Hawse Food Market, Inc. Member of the Hardy County Rural Development Authority board. Also serves on the West Virginia Forest Management Review Commission.	39,200	(2)	*

Gary L. Hinkle	55	Director of Summit Financial Group since 1993. President of Hinkle Trucking, Inc., Dettinburn Transport, Inc., Mt. Storm Fuel Corporation and H. T. Services, Inc.	266,800	(3)	3.74%

Gerald W. Huffman	60	Director of Summit Financial Group since 2000. President of Potomac Trucking & Excavation, Inc., Huffman Logging, Inc. and G&T Repair, Inc.	60,000		*

H. Charles Maddy, III	42	Director of Summit Financial Group since 1993. President and CEO of Summit Financial Group since 1994. Director of the Federal Home Loan Bank of Pittsburgh since 2002. Chairman of Summit Community Bank Board of Directors since 2002.	59,224	(4)	*

Harold K. Michael	61	Director of Summit Financial Group since 1994. Owner/Agent of H. K. Michael Insurance Agency. Member of the West Virginia House of Delegates.	9,512		*

(1)	Includes 18,952 shares owned by Cookman Insurance Center, Inc. Retirement Plan and 3,792 shares owned by minor children.

(2)	Includes 1,500 shares owned by spouse, 4,000 shares owned by self-directed IRA FBO spouse, and 500 shares owned by minor children.

(3)	Includes 51,425 shares owned by Hinkle Trucking, Inc. and 4,560 shares owned by spouse.

(4)	Includes 1,172 shares owned by spouse, 17,220 fully vested shares held in Company’s ESOP and exercisable stock options for 34,800 shares.

* Indicates director owns less than 1% of the Company’s Common Stock.

PRINCIPAL SHAREHOLDER

     The following table lists each shareholder of Summit who is the beneficial owner of more than 5% of Summit’s common stock as of March 21, 2005.

		Amount and
	Name and Address of	Nature of Beneficial
Title of Class	Beneficial Owner	Ownership	% of Class
Common Stock	John W. Crites	588,016(1)	8.24%
	P. O. Box 867
	Petersburg, WV 26847

(1)	Includes 191,240 shares owned by Allegheny Wood Products, Inc. of which Mr. Crites is President.

AUDIT AND COMPLIANCE COMMITTEE REPORT

     The Audit and Compliance Committee of the Board of Directors of the Company is composed of five independent directors. The members of the Audit and Compliance Committee are G. R. Ours, Jr., Chairman, John W. Crites, Thomas J. Hawse, III, Gerald W. Huffman and Charles S. Piccirillo.

     The Audit and Compliance Committee operates under a written charter adopted by the Company’s Board of Directors.

     The Audit and Compliance Committee has reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2004, and discussed them with Management and the Company’s independent auditors, Arnett & Foster, PLLC. The Audit and Compliance Committee also has discussed with the independent auditors the matters required to be discussed by the Auditing Standards Board Statement of Auditing Standards No. 61, as amended.

     The Audit and Compliance Committee has received from the independent auditors the written disclosures and letter required by the Independence Standards Board Standard No. 1, and the Audit and Compliance Committee has discussed with the auditors their independence from the Company and Management.

     Based on the review and discussions described above, the Audit and Compliance Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2004, be included in the Company’s Annual Report on Form 10-K for 2004.

Fees To Arnett & Foster, PLLC

     The following table presents fees for professional services rendered by Arnett & Foster, PLLC to perform an audit of the Company’s annual financial statements for the years ended December 31, 2004 and 2003, and fees for other services rendered by Arnett & Foster, PLLC during those periods:

	2004	2003
Audit Fees(1)	$254,000	$171,000

Audit-Related Fees(2)	13,000	17,000

Tax Fees(3)	10,000	12,000

All Other Fees(4)	2,000	—

Total Fees	$279,000	$200,000

(1) Audit Fees – These are fees for professional services performed by Arnett & Foster, PLLC associated with the annual audit of the Company’s consolidated financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004, and the reviews of the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission.

(2) Audit-Related Fees – These are for assurance and related services performed by Arnett & Foster, PLLC that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: employee benefit and compensation plan audits and consulting on financial accounting/reporting standards.

(3) Tax Fees – These are fees for professional services performed by Arnett & Foster, PLLC with respect to tax compliance, tax advice and tax planning. This includes review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims, payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items .

(4) All Other Fees – These are fees for other permissible work performed by Arnett & Foster, PLLC that does not meet the above category descriptions. All services rendered by

Arnett & Foster, PLLC are permissible under applicable laws and regulations, and pre-approved by the Audit and Compliance Committee.

     The Audit and Compliance Committee’s pre-approval policies for audit and non-audit services provided to the Company by Arnett & Foster, PLLC are as follows:

•	Any proposed services that would result in fees exceeding 5% of the total audit fees require specific pre-approval by the Audit and Compliance Committee.

•	Any proposed services that would result in fees of less than 5% of the total audit fees may be commenced prior to obtaining pre-approval of the Audit and Compliance Committee. However, before any substantial work is completed, Arnett & Foster, PLLC must obtain the approval of such services from the Chairman of the Audit and Compliance Committee.

     The spending level and work content of these services are actively monitored by the Audit and Compliance Committee to maintain the appropriate objectivity and independence in auditor’s core work, which are the audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting.

     The Audit and Compliance Committee has considered and determined that the provision of these additional services is compatible with maintaining Arnett & Foster PLLC’s independence. For more information concerning the Company’s Audit and Compliance Committee, see page 4 of these annual meeting materials.

AUDIT AND COMPLIANCE COMMITTEE

G. R. Ours, Jr., Chairman
John W. Crites
Thomas J. Hawse, III
Gerald W. Huffman
Charles S. Piccirillo

EXECUTIVE OFFICERS

The Executive Officers of Summit Financial Group, Inc., as of March 31, 2004, are as follows:

Name	Age	Position and Background
H. Charles Maddy, III (1)	42	President and Chief Executive Officer of Summit Financial Group since 1994; President and Chief Executive Officer of Summit Community Bank from 1993 to 2002.

Ronald F. Miller (1)	61	President and Chief Executive Officer of Shenandoah Valley National Bank since 1998.

C. David Robertson (1)	61	President and Chief Executive Officer of Summit Community Bank since 1999.

Patrick N. Frye (1)	46	Senior Vice President and Chief Credit Officer of Summit Financial Group, Inc. since December, 2003; President and Chief Executive Officer of Summit Community Bank from 1998 to 2004.

Robert S. Tissue (1)	41	Senior Vice President and Chief Financial Officer of Summit Financial Group since 1998.

Scott C. Jennings(1)	43	Senior Vice President and Chief Operating Officer of Summit Financial Group since 2000. Vice President and Director of Technology and Loan Administration of Summit Financial Group, 1999 - 2000.

(1)	The beneficial ownership of shares of Summit Financial Group’s common stock of each Named Executive Officer as of March 21, 2005 is as follows: Mr. Maddy - 59,224 shares; Mr. Miller - 39,442 shares; Mr. Robertson - 30,374 shares; Mr. Frye - 11,710 shares; Mr. Tissue - 42,040 shares; and Mr. Jennings - 14,118 shares. Each of the Named Executive Officers owns less than one percent of the Company’s issued and outstanding shares.

REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE
ON EXECUTIVE COMPENSATION

Duties of the Compensation Committee

     Summit’s Compensation and Nominating Committee (the “Committee”) administers Summit’s executive compensation program. In this regard, the role of the Committee is to annually review and approve all compensation arrangements for the President and CEO of the Company and for all executive officers who are subject to the reporting requirements of Section 16 of the Exchange Act. With respect to the President and CEO’s compensation, the Committee reviews and approves corporate goals and objectives of the Company relevant to the President and CEO’s compensation, evaluates the CEO’s performance in light of these goals and objectives and reviews and approves all compensation arrangements. The Committee also approves all grants of stock options under the Officer Stock Option Plan. The Committee’s charter, attached hereto as Appendix A, reflects these various responsibilities. The Committee annually reviews the charter and recommends any proposed changes to the Board of Directors of the Company for approval. The Committee is composed entirely of non-employee, independent directors except for Mr. Bean. The Committee meets at scheduled times during the year as required, generally one to two times. The Committee reports on Committee actions and recommendations at Board meetings. The Committee has the authority to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion.

Overview of Compensation Philosophy

     The Company’s executive compensation program is designed to:

•	retain executive officers by paying them competitively, motivate them to contribute to the Company’s success, and reward them for their performance;

•	link a substantial part of each executive officer’s compensation to the performance of both the Company and the individual executive officer; and

•	encourage ownership of Company common stock by executive officers.

     The Company’s fundamental philosophy is to closely link executive compensation with the achievement of annual financial and non-financial performance goals. It is the Committee’s practice to provide a balanced mix of cash and equity-based compensation that the Committee believes promotes the best interests of the Company’s executives and the Company’s shareholders.

     As discussed below, the program consists of, and is intended to balance, three elements:

•	Salaries. Salaries are based on the Committee’s evaluation of individual job performance and an assessment of the salaries and total compensation mix paid by the Company’s Peer Group to executive officers holding equivalent positions. The Company’s Peer Group is a group consisting of all public banks and thrifts in the United States with assets of $500 million - $1 billion.

•	Annual Incentive Compensation. Executive Annual Incentive Compensation is based on an evaluation of both individual and Company performance against qualitative and quantitative measures.

•	Long-term Incentive Compensation. Long-term incentive awards, which consist of stock options, are designed to insure that incentive compensation is linked to the long-term performance of the Company and its common stock.

Setting Executive Compensation

     In setting the annual base salary and the performance goals that must be satisfied for executives to receive incentive compensation, the Committee reviews executive compensation information from the Peer Group. The Committee does not use a specific formula to set pay in relation to this market data. For 2004, the total compensation of Mr. Maddy and the other executive officers generally fell in the upper range of total compensation paid by the Peer Group to their executives holding equivalent positions. The Board and the Committee believe that position was consistent with the performance and size of the Company compared to the Peer Group.

     Salaries

     The first element of the executive compensation program is salaries. The Board and the Committee have directed a mix of the Company’s executive compensation that favors incentive compensation, with proportionately lesser emphasis on salaries. This strategy is intended to increase the performance orientation of the Company’s executive compensation, and the Board intends to continue this emphasis in 2005. In setting the base salary for the President and CEO and in reviewing and approving the salaries for the other executive officers, the Committee first reviews the history of and the proposals for the compensation for each individual, including cash and equity-based components. In setting salaries, the Committee and the Board do not use a predetermined formula. Instead, the salaries of the President and CEO and the other executive officers are based on:

•	the Board’s review of the President and CEO’s evaluation of each officer’s individual job performance, and the Board’s evaluation of the CEO’s job performance;

•	an assessment of the Company’s performance;

•	the perquisites provided to the CEO and other named executive officers;

•	a consideration of salaries paid by the Peer Group to executive officers holding equivalent positions; and

•	a consideration of aggregate amount of all components of compensation paid to the President and CEO and other executive officers.

     Once the base salary is set, it does not depend on the Company’s performance.

     Annual Incentive Compensation

     The second element of the executive compensation program is the Incentive Compensation Plan. The purpose of the Company’s Incentive Compensation Plan is to motivate and reward eligible employees for their contributions to the Company’s performance by making a large portion of their cash compensation variable and dependent upon the Company’s performance. The Committee annually adopts an Incentive

Compensation Plan. For 2004, all bonuses awarded under the Incentive Compensation Plan were based on a formula which primarily considers the return on average equity of the Company and its bank subsidiaries.

     Long-Term Incentive Compensation

     The third element of the executive compensation program is long-term incentive compensation.

     Officer Stock Option Plan. The main component of the long-term incentive compensation program is the Officer Stock Option Plan. At our 1998 Annual Meeting of Shareholders, the shareholders approved the Officer Stock Option Plan. The purpose of the Officer Stock Option Plan is to reward and retain officers in a manner that best aligns officers’ interests with stockholders’ interests. Under this plan, the Company may award options for up to 960,000 shares of the Company’s common stock to qualified officers of the Company and its subsidiaries. Each option granted under the Plan must have an exercise price of no less than the fair market value of Company’s common stock as of the date of grant. Options granted under the plan vest according to a schedule designated at the grant date. Annual stock option grants for executive officers are a key element of market-competitive total compensation. In 2004, the Committee approved annual stock option grants for the executive officers based on internal factors, such as the size of prior grants, relative job scope and contributions made during the past year.

     Supplemental Executive Retirement Plan. In an effort to attract, reward, motivate and retain the most qualified people available, and to provide those people with a complete and reasonable compensation package, Summit Financial Group, Inc. and its affiliates have implemented an executive retirement plan with an endorsement split dollar life insurance plan for the benefit of certain executives of the Company. In this section, Company includes Summit’s bank subsidiaries.

     The Plan is called the Executive Supplemental Retirement Plan and was designed to provide an annual retirement benefit that will grow on a tax-deferred basis. These benefits, when added to the retirement benefits that will be provided by the Company’s defined contribution plan and social security, will provide each executive with benefit levels comparable to other Company employees when measured as a percentage of salary at the time of retirement.

     The Executive Supplemental Retirement Plan is also designed to provide these benefits with the least risk to the Company’s safety and soundness and at the least possible cost. A portion of the benefits is determined by an indexed formula. The index used in this plan to calculate the amount of the retirement benefit is the earnings on a specific life insurance policy. The Company retains the opportunity costs on the premiums paid. Any earnings in excess of the opportunity costs are accrued to a liability reserve account for the benefit of the executive. At retirement, this liability reserve account is paid out over a specified period of years. These payments will continue for the life of the executive.

     The Company’s obligations under the retirement benefit portion of this plan are unfunded; however, the Company has purchased life insurance policies on each insurable executive that are actuarially designed to offset the annual expenses associated with the plan and will, given reasonable actuarial assumptions, offset all of the plan’s costs during the life of the executive and provide a complete recovery of all plan costs at the executive’s death. The Company is the sole owner of all policies.

     The life insurance benefit for each insurable officer is being provided by an Endorsement Split Dollar Plan whereby the Company endorses a specified percentage of the net-at-risk life insurance portion of a policy (total death benefit less cash value of policy) on the life of each officer for payment to the designated beneficiary of that officer. The Bank owns the policy and its entire surrender value.

     For each of the Named Executive Officers (defined as the CEO and the five (5) most highly compensated Executive Officers other than the CEO who earn salaries and bonuses in excess of $100,000), the average estimated annual lifetime benefits payable upon retirement at normal retirement age are as follows: H. Charles Maddy, III - $150,000; Ronald F. Miller - $55,000; C. David Robertson - $50,000; Patrick N. Frye - $115,000; Scott C. Jennings - $120,000 and Robert S. Tissue - $120,000.

     Plans Covering All Employees

     Employee Stock Ownership Plan. The Company also maintains an Employee Stock Ownership Plan (ESOP) which covers substantially all employees. Any employee who is at least 21 years of age and is credited with at least 1,000 hours of service during the plan year is eligible to participate. Vesting occurs at the rate of 0% for the first and second year of credited service and 20% for each year thereafter. Under the provisions of the ESOP, employee participants in the ESOP are not permitted to contribute to the ESOP, rather the cost of the ESOP is borne by the Company through annual contributions in amounts determined by the Company’s Board of Directors.

     401(k) Profit Sharing Plan. The Company has a defined contribution profit-sharing plan with 401(k) provisions covering substantially all employees. Any employee who is at least 21 years of age, completed one year of service, and is employed in a position requiring at least 1,000 hours of service per year is eligible to participate. Vesting of discretionary contributions occurs at the rate of 0% for the first and second year of credited service, and 20% per year thereafter. Under the provisions of the plan, the Company matches 25% of the participant’s salary reduction contributions, up to 4% of such participant’s compensation. These matching contributions shall be fully vested at all times. The Company may also make optional contributions at the discretion of the Company’s Board of Directors.

Evaluation of Executive Performance

     The Committee does not usually rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the President and CEO and the Company’s other Named Executive Officers. Instead, the Committee considers:

•	management’s overall accomplishments;

•	the accomplishments of the individual executives;

•	the Company’s financial performance; and

•	other criteria discussed below with respect to the President and CEO.

Compensation of the President and CEO

     Prior to 2005, the only agreement between the Company and H. Charles Maddy, III, the President and Chief Executive Officer of the Company, was a Change in Control Agreement that became effective on January 26, 1996. In late 2004, the Company’s Board of Directors and Mr. Maddy discussed whether it was in the best interests of Summit and its subsidiaries to enter into an employment agreement. The Company believed it was important to ensure continuity of leadership and to ensure that Summit and its subsidiaries would have the benefit of Mr. Maddy’s services for a reasonable period of time in the future. Mr. Maddy also sought a level of security with respect to his employment by Summit. Accordingly, in early January, 2005, the Company and Mr. Maddy represented by separate legal counsel, negotiated an Employment Agreement dated as of March 4, 2005, and a new Change in Control Agreement dated as of March 4, 2005.

     The Compensation Committee met on February 14, 2005 and March 1, 2005, to discuss and negotiate these agreements. When the Committee met to discuss Mr. Maddy’s Employment Agreement, the Committee reviewed a tally sheet that set forth all forms of compensation paid to Mr. Maddy for 2004. The Committee also reviewed the total value of equity awards and balances under the Company’s 401(k) Plan, the ESOP, and the Supplemental Executive Retirement Plan (SERP) under the various termination scenarios. A description of the specific terms of the Employment Agreement and the Change in Control Agreement are described below and on page 25-27 of this Proxy Statement and in the Company’s filing on Form 8-K filed March 10, 2005.

     On December 7, 2004, the Compensation Committee met to determine the compensation package for the CEO and the other Company executive officers. Although the Company contemplated entering into an employment agreement with Mr. Maddy, the Compensation Committee increased Mr. Maddy’s salary to $325,000 with the understanding that this base salary could increase upon further review in connection with the negotiation of the Employment Agreement. Upon further review of peer group information and based on the Company’s performance, Mr. Maddy’s salary was increased to $350,000 for 2005 under the terms of the Employment Agreement.

     In 2004, Mr. Maddy was awarded a bonus of $151,765 pursuant to the Company’s Incentive Compensation Plan. This bonus was based on the Company’s financial performance.

     In 2004, Mr. Maddy was also awarded stock options for 12,000 shares of the Company’s stock in accordance with the Officer Stock Option Plan. The Committee also reviewed Mr. Maddy’s perquisites and other compensation paid to Mr. Maddy for fiscal year 2004 and found these amounts to be reasonable.

     In awarding Mr. Maddy the above compensation, the Committee considered the Company’s financial performance, Mr. Maddy’s contributions to the Company’s financial performance, the Company’s growth and expansion of its existing markets and expansion into new markets and new financial service products and the enhancement of shareholder value.

Conclusion

     The Committee has reviewed all components of the President and CEO’s compensation including salary, bonus, equity and long-term incentive compensation, accumulated, realized and unrealized stock option gains, the dollar value of all perquisites and other personal benefits, the earnings and accumulated payout obligations under the Company’s non-qualified deferred compensation plans and projected payout obligations under various termination scenarios. Based on this review, the Committee finds that the President and CEO’s total compensation in the aggregate is reasonable and not excessive.

     Attracting and retaining talented and motivated management and employees is essential to create long-term shareholder value. Offering a competitive performance based compensation program helps to achieve this objective by aligning the interests of the CEO and the other Named Executive Officers with those of shareholders. We believe the Company’s fiscal 2004 compensation met those objectives.

COMPENSATION AND NOMINATING COMMITTEE

Oscar M. Bean	Gary L. Hinkle
John W. Crites	G. R. Ours, Jr.
James Paul Geary	Charles S. Piccirillo

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Cash Compensation

     The table below sets forth the cash compensation of the Company’s CEO and the five most highly compensated Executive Officers other than CEO who earned $100,000 or more in salary and bonus for the years ended December 31, 2004, 2003, and 2002.

Summary Compensation Table
					Long Term
	Annual Compensation				Compensation
					Securities	All
Name and				All Other	Underlying	Other
Principal Position	Year	Salary	Bonus	Compensation (1)	Options	Compensation(2)

H. Charles Maddy, III	2004	$300,000	$151,765	—	12,000	$49,506
President and Chief Executive Officer -	2003	$270,000	$97,337	—	12,000	$47,620
Summit Financial Group	2002	$230,000	$80,805	—	7,000	$43,442

C. David Robertson	2004	$147,250	$45,000	—	6,000	$22,330
President and Chief Executive Officer -	2003	$137,200	$29,731	—	6,000	$20,040
Summit Community Bank	2002	$133,200	$64,600	—	4,400	$19,365

Patrick N. Frye	2004	$140,000	$69,933	—	8,000	$30,391
Senior Vice President and Chief Credit Officer of	2003	$130,000	$60,103	—	6,000	$25,518
Summit Financial Group	2002	$120,000	$56,925	—	4,400	$21,595

Ronald F. Miller	2004	$152,500	$99,227	—	6,000	$26,858
President and Chief Executive Officer -	2003	$137,200	$10,200	—	6,000	$24,044
Shenandoah Valley	2002	$133,200	$58,452	—	4,400	$22,174
National Bank

Scott C. Jennings	2004	$125,100	$93,227	—	8,000	$17,844
Senior Vice President and Chief Operating Officer -	2003	$110,100	$60,659	—	7,000	$18,312
Summit Financial Group	2002	$100,100	$51,860	—	4,400	$14,109

Robert S. Tissue	2004	$125,000	$93,227	—	8,000	$17,008
Senior Vice President and Chief Financial Officer -	2003	$110,000	$60,659	—	7,000	$13,205
Summit Financial Group	2002	$100,000	$51,860	—	4,400	$11,428

(1)	None of the Named Executive Officers received perquisites or other personal benefits, securities or property during 2004 which, in the aggregate cost the Company an amount that equaled or exceeded the lesser of $50,000 or 10% of the Named Executive Officer’s salary and bonus earned during the year.

(2)	Amount for 2004 includes payments made to the Company’s 401(k) Profit Sharing Plan and ESOP on behalf of Mr. Maddy ($23,125), Mr. Robertson ($16,196), Mr. Frye ($15,400), Mr. Miller ($16,775), Mr. Jennings ($13,761), and Mr. Tissue ($13,750). The 2004 amount also includes fees paid to Mr. Maddy ($20,125), Mr. Robertson ($5,500), Mr. Frye ($9,500), and Mr. Miller ($9,375) as members of the Company’s and its subsidiary banks’ Boards of Directors. Finally, the amount shown includes the 2004 amount accrued for the benefit of Mr. Maddy ($5,369), Mr. Frye ($4,853), Mr. Jennings ($3,475), and Mr. Tissue ($2,845) in connection with the Company’s Supplemental Executive Retirement Plan and the value of Mr. Maddy’s ($887), Mr. Robertson’s ($634), Mr. Frye’s ($638), Mr. Miller’s ($708), Mr. Jennings ($608) and Mr. Tissue’s ($413) split dollar life insurance benefit included in the Plan.

INFORMATION REGARDING LONG-TERM INCENTIVE COMPENSATION
FOR FISCAL YEAR 2004

STOCK OPTION GRANTS IN 2004

     This table shows all options to purchase our common stock granted to each applicable Named Executive Officer in 2004.

	Stock Option Grants in 2004
	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to	Exercise or		Grant Date
	Options	Employees in	Base Price	Expiration	Present Value
Name	Granted (1)	2004	($/Shr.)(2)	Date	(3)

H. Charles Maddy, III	12,000	12.2%	$25.93	12/7/2019	$94,200

Scott C. Jennings	8,000	8.1%	$25.93	12/7/2019	$62,800

Robert S. Tissue	8,000	8.1%	$25.93	12/7/2019	$62,800

Patrick N. Frye	8,000	8.1%	$25.93	12/7/2019	$62,800

C. David Robertson	6,000	6.1%	$25.93	12/7/2019	$47,100

Ronald F. Miller	6,000	6.1%	$25.93	12/7/2019	$47,100

(1)	Option grants for 2004 consisted of options which vest at a rate of 20% per year on each anniversary date beginning December 7, 2005. The options are exercisable over ten (10) year periods, beginning with each respective option’s date of vesting.

(2)	The exercise price for all stock option grants shown in this column is the average of the closing prices reported on the last five (5) business days prior to the grant date on which Summit’s common stock traded.

(3)	The Black-Scholes option pricing model was used to estimate grant date present values. The values indicated were calculated using the following assumptions: (i) an expected volatility of 20%, (ii) an expected dividend yield of 1.04%, (iii) a risk-free interest rate at the date of grant based upon a term equal to the expected life of the option of 3.60%, (iv) an expected option life of 8 years, equal to the anticipated period of time from date of grant to exercise, and (v) no discounts for non-transferability or risk of forfeiture. These estimated values have been included solely for purposes of disclosure in accordance with the rules of the Securities and Exchange Commission and represent theoretical values. The actual value, if any, the executive may realize will depend upon the increase in the market value of our common stock through the date of exercise.

STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth certain information regarding individual exercises of stock options during 2004 by each applicable Named Executive Officer.

	Aggregate Stock Option Exercises in 2004 and 12/31/2004 Stock Option Values
			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
	Shares	Value	Stock Options at	Stock Options
	Acquired on	Realized	12/31/2004	at 12/31/2004 ($)(1)
Name	Exercise (#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable
H. Charles Maddy, III	6,000	$107,090	34,800 / 28,200	$763,512 / $261,978
Scott C. Jennings	7,000	$108,785	5,560 / 17,840	$101,470 / $163,236
Robert S. Tissue	6,000	$123,840	27,560 / 17,840	$611,832 / $163,236
Patrick N. Frye	0	0	4,560 / 17,040	$81,487 / $154,894
C. David Robertson	1,000	$12,875	4,360 / 15,040	$77,826 / $150,099
Ronald F. Miller	0	0	21,360 / 15,040	$473,551 / $150,099

(1)	The “Value of Unexercised in-the-Money Options at 12/31/2004” is equal to the difference between the Option Exercise Price and Summit’s Common Stock Closing Price on December 31, 2004 of $28.30.

SUMMARY OF COMPENSATION AGREEMENTS

     The Company has entered into employment agreements with Messrs. Maddy, Miller, Robertson and Frye described more fully below.

     Compensation Agreements - Mr. Maddy

     On March 4, 2005, the Company entered into an Employment Agreement (the “Employment Agreement”) and a new Change in Control Agreement (the “Change in Control Agreement”) with H. Charles Maddy, III, Chief Executive Officer of Summit. The Change in Control Agreement supersedes Mr. Maddy’s Change in Control Agreement dated as of January 26, 1996.

     Employment Agreement

     The term of the Employee Agreement is three years, commencing on March 4, 2005, and ending on March 4, 2008. Under the terms of the Employment Agreement, Summit will review the Employment Agreement annually and may, with the approval of Mr. Maddy, extend the term of the Employment Agreement annually for additional one year periods (so that the actual term of the Employment Agreement will always be between two and three years).

     Under the Employment Agreement, Mr. Maddy will receive a base salary of $350,000 per year (the “Base Salary”). Mr. Maddy is also entitled to receive incentive pay in accordance with bonus plans adopted by Summit’s Board of Directors, fringe benefits, club and organization memberships and dues, and reimbursement for business expenses.

     The Employment Agreement may be terminated based on one of the following:

•	By mutual agreement of the parties

•	Upon the death of Mr. Maddy

•	Upon the disability of Mr. Maddy

•	By Summit, for cause (as defined in the Employment Agreement)

•	Upon a Change of Control (as provided in the Change in Control Agreement)

•	By Mr. Maddy, upon material breach by Summit

•	By Mr. Maddy, based on insolvency not attributable to Mr. Maddy

     Under the Employment Agreement, Mr. Maddy is entitled to certain termination payments. If Mr. Maddy is terminated by mutual agreement, then he is entitled to receive a termination payment equal to an amount agreed to by the parties. If Mr. Maddy is terminated for cause based generally on his gross negligence, then Mr. Maddy will not receive a termination payment. In this case, Mr. Maddy is entitled to his Base Salary in effect for the year in which termination occurs, only for such period of his active full-time employment to the date of the termination.

     If Mr. Maddy is terminated for cause based on his negligence, malfeasance, or misfeasance, then Mr. Maddy is entitled to receive his Base Salary without offset for compensation already paid prior to the effective date of termination. If Mr. Maddy is terminated for death or disability, Mr. Maddy is entitled to three times his Base Salary. If Mr. Maddy terminates his employment based on a material breach by Summit, then Mr. Maddy is entitled to an amount equal to two times his Base Salary in effect for the year in which termination occurs without offset for compensation already paid prior to the effective date of termination. If Mr. Maddy voluntarily terminates, and there is no material breach by Summit, then Mr. Maddy does not receive a termination payment. In this case, Mr. Maddy is entitled to his Base Salary in effect for the year in which termination occurs, only for such period of his active full-time employment to the date of the termination.

     If Mr. Maddy’s employment is terminated pursuant to the provisions of the Change in Control Agreement, then Mr. Maddy would be entitled to the compensation set forth in the Change in Control Agreement as described below.

     Under the Employment Agreement, for a period of two years after Mr. Maddy’s employment with Summit is terminated for any reason (other than for cause based on negligence, malfeasance or misfeasance, insolvency of Summit not attributable to Mr. Maddy, or material breach by Summit), Mr. Maddy agrees not to engage directly or indirectly in the business of banking in the entire State of West Virginia, in any county or location in which Summit has operating offices at the time of termination, in certain designated locations in Virginia, or in any location identified by Summit in its three-year strategic plan as a location for future expansion (the “Restricted Area”).

     For a period of one year after Mr. Maddy’s employment with Summit is terminated for cause arising from negligence, malfeasance or misfeasance, Mr. Maddy agrees not to engage, directly or indirectly, in the business of banking in the Restricted Area.

     Change In Control Agreement

     Under the Change in Control Agreement, after a Change of Control (as defined below), Mr. Maddy is required to work for the acquiring company for a period of one year in order to facilitate management continuity and to promote an orderly transition of ownership (the “Transition Period”). Upon expiration of this Transition Period, Mr. Maddy is entitled to receive a payment equal to three times the greater of (a) his Salary (as defined in the Agreement) in effect immediately prior to the date of consummation of the Change of Control or (b) his Salary in effect on the date of termination of his employment under the Change in Control Agreement.

     Under the Change in Control Agreement, Mr. Maddy has the option to terminate within six months of a Change of Control. In this case, Mr. Maddy would be entitled to a lump sum payment equal to seventy-five percent (75%) of the greater of (a) his Salary in effect immediately prior to the date of consummation of the Change of Control or (b) his Salary in effect on the date of termination of his employment under the Change in Control Agreement.

     If Mr. Maddy terminates his employment after the first six months following the Change of Control, but before completion of the Transition Period, Mr. Maddy is not entitled to a severance payment under the Change in Control Agreement.

     If Mr. Maddy terminates for Good Reason (as defined below) or is terminated under circumstances constituting wrongful termination, then Mr. Maddy would be entitled to a payment equal to three times the greater of (a) his Salary in effect immediately prior to the date of consummation of a Change in Control or (b) his Salary in effect on the date of termination of his Employment Agreement under the Change in Control Agreement. If Mr. Maddy is terminated as a result of disability or death, Mr. Maddy would receive three times his Salary in effect immediately prior to the date of consummation of a Change in Control or in effect on the date of termination of his employment.

     Under the Change in Control Agreement, Mr. Maddy agrees not to engage, directly or indirectly, in the business of banking in the Restricted Area for a period of three years after expiration of the Transition Period. If Mr. Maddy’s employment with Summit is terminated for any reason other than Mr. Maddy’s disability, retirement, Good Reason, or termination at Mr. Maddy’s option, Mr. Maddy agrees that for a period of one year, he will not, directly or indirectly, engage in the business of banking in the Restricted Area.

     Under the Change in Control Agreement, a “Change of Control” is deemed to occur in the event of

•	a change of ownership of the Company which must be reported to the Securities and Exchange Commission as a change of control, including but not limited to the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”) of direct or indirect “beneficial ownership” (as defined by Rule 13d-3 under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities, or

•	the failure during any period of three (3) consecutive years of individuals who at the beginning of such period constitute the Board for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors at the beginning of the period, or

•	the consummation of a “Business Combination” as defined in the Company’s Articles of Incorporation.

     Under the Change in Control Agreement, Mr. Maddy may voluntarily terminate his employment for Good Reason which arises if one of the following occurs:

•	a decrease in the total amount of the executive’s base salary below the level in effect on the date of consummation of the change of control, without the executive’s consent;

•	a material reduction in the importance of the executive’s job responsibilities without his consent;

•	geographical relocation of the executive without his consent, to an office more than twenty (20) miles from his location at the time of a change of control;

•	failure by the Company to obtain assumption of the contract by its successor;

•	failure of the Company to give notice of termination as required in the Agreement; or

•	any removal of the executive from, or failure to reelect the executive to, any position with the Company or Bank that he held immediately prior to the change in control without his prior written consent (except for good cause, death, disability or retirement).

Compensation Agreements - Messrs. Frye, Miller and Robertson

     Mr. Miller’s Employment Agreement provides for a three (3) year term commencing on July 1, 2000; Mr. Robertson’s Employment Agreement provides for a five (5) year term commencing on February 5, 1999; and Mr. Frye’s Employment Agreement provides for a one (1) year term commencing on

December 1, 2001. The Employment Agreements require the Company’s Board of Directors to review the Employment Agreements annually after expiration of their respective terms. With the consent of Messrs. Frye, Robertson and Miller, as applicable, the Employment Agreements may be renewed annually for additional one-year terms, in which case the term shall end one year from the date on which it is last renewed.

     The Employment Agreements provide that these individuals will receive base salaries equal to their current annual salaries. Mr. Frye is also eligible for annual merit raises. Under their Employment Agreements, these individuals participate in specified incentive compensation plans. Each individual is entitled to receive employee pension and welfare benefits, including the Executive Supplemental Retirement Plan benefits described on page 19 of these proxy materials. Each also is entitled to receive group employee benefits, such as sick leave, vacation, group disability and life and accident insurance. Non-cash compensation includes the payment of club memberships and the lease of a vehicle.

     In addition, Ronald F. Miller, C. David Robertson and Patrick N. Frye have change in control provisions included in their Employment Agreements. The change in control provisions in the Employment Agreements are referred to as the “Agreements”. The Board of Directors determined that such arrangements were appropriate, especially in view of the recent entry of large regional bank holding companies into West Virginia. The Agreements were not undertaken in the belief that a change of control of the Company was imminent.

     Generally, the Agreements provide severance compensation to Messrs. Miller, Robertson and Frye, if their employment should end under certain specified conditions after a change of control. Compensation is paid upon an involuntary termination following a change of control unless the executive is terminated for cause. In addition, compensation will be paid after a change of control if any of these persons voluntarily terminates employment because of:

•	a decrease in the total amount of the executive’s base salary below the level in effect on the date of consummation of the change of control, without the executive’s consent;

•	a material reduction in the importance of the executive’s job responsibilities without his consent;

•	geographical relocation of the executive without his consent, to an office more than twenty (20) miles from his location at the time of a change of control;

•	failure by the Company to obtain assumption of the contract by its successor;

•	failure of the Company to give notice of termination as required in the Agreement; or

•	any removal of the executive from, or failure to reelect the executive to, any position with the Company or Bank that he held immediately prior to the change in control without his prior written consent (except for good cause, death, disability or retirement).

     Under the Agreements, a “change of control” is deemed to occur in the event of

•	a change of ownership of the Company which must be reported to the Securities and Exchange Commission as a change of control, including but not limited to the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”) of direct or indirect “beneficial ownership” (as defined by Rule 13d-3 under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities, or

•	the failure during any period of three (3) consecutive years of individuals who at the beginning of such period constitute the Board for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors at the beginning of the period, or

•	the consummation of a “Business Combination” as defined in the Company’s Articles of Incorporation.

     Under his Agreement, Mr. Frye has the right to terminate his employment without reason by giving written notice of termination within six (6) months of consummation of any change of control. In such event, Mr. Frye will be entitled to receive a lump sum equal to 75% of his salary, as defined in the Agreement.

     In the case of Messrs. Miller, Frye and Robertson severance benefits include:

•	cash payment equal to their monthly base salary in effect on either (i) the date of termination; or (ii) the date immediately preceding the change of control, whichever is higher, multiplied by the number of full months between the date of termination and the date that is eighteen (18) months after the date of consummation of the change of control;

•	payment of cash incentive award, if any, under the Company’s bonus plan; continuing participation in employee benefit plans and programs such as retirement, disability and medical insurance for a period of eighteen (18) months following the date of termination.

     Neither the Agreements nor Mr. Maddy’s Change in Control Agreement effect the right of the Company to terminate Mr. Maddy or Messrs. Miller, Frye or Robertson or change their salary or benefits with or without good cause, prior to any change of control. However, any termination or change which takes place after discussions have commenced which result in a change of control will be presumed to be a violation of the Agreements and will entitle the executive to the benefits under the Agreements, absent clear and convincing evidence to the contrary.

Compensation Committee Interlocks and Insider Participation

     The Compensation and Nominating Committee consists of the following members: Oscar M Bean, John W. Crites, James Paul Geary, Gary L. Hinkle, G. R. Ours, Jr. and Charles S. Piccirillo. No member of the Compensation and Nominating Committee was a member or officer of the Company or any of its subsidiaries during 2004 or was formerly an officer of the Company or any of its subsidiaries. No executive officer of the Company has served as a member of the compensation committee or as a director of any other entity whose executive officers have served on the compensation committee of the Company or has served as a director of the Company.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return of Summit’s Common Stock, based on an initial investment of $100 on December 31, 1999, and assuming reinvestment of dividends, with that of the NASDAQ Stock Market Index (“NASDAQ”).

     The graph below also compares the cumulative total return of Summit’s Common Stock with that of a peer group consisting of West Virginia and Virginia publicly held bank holding companies having total assets between $500 million and $1 billion and traded on either the NYSE, AMEX or NASDAQ exchanges.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Summit Financial Group, Inc.	100.00	97.92	169.58	232.68	412.72	675.30
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
Summit Peer Group*	100.00	83.62	120.39	153.22	228.48	238.08

*	Summit Peer Group consists of banks headquartered in Virginia and West Virginia, traded on either the NYSE, AMEX, or NASDAQ exchanges, and have total assets between $500 million and $1 billion.

REQUIREMENTS, INCLUDING DEADLINE FOR SUBMISSION
OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND
OTHER BUSINESS OF SHAREHOLDERS

     Under our Articles of Incorporation, certain procedures are provided which a shareholder must follow to nominate persons for election as Directors. These procedures provide that nominations for Director nominees at an annual meeting of shareholders must be submitted in writing to the President of the Company at P. O. Box 179, 300 North Main Street, Moorefield, West Virginia 26836. The nomination must be received no later than:

• thirty (30) days in advance of an annual meeting if at least thirty (30) days prior notice is provided; or

• five (5) days following the day on which the notice of meeting is mailed if less than thirty (30) days notice is given.

     For any other annual or special meeting, the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of meeting.

     The nomination must contain the following information about the nominee and notifying shareholder:

   • name of the nominee;

   • age of the nominee;

   • address of the nominee;

   • principal occupation or employment of the nominee;

   • the number of shares of common stock held by the notifying shareholder; and

   • the address of the notifying shareholder.

     The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

     The chairman of the meeting may refuse to allow the transaction of any business not presented before hand, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures.

     Under the rules of the SEC, shareholder proposals intended to be presented at the Company’s 2006 Annual Meeting of Shareholders must be received by us, Attention: Secretary, at our principal executive offices by December 9, 2005 for inclusion in the proxy statement and form of proxy relating to that meeting.

Stock Transfers

     Current market quotations for the common stock of Summit Financial Group, Inc. are available on The NASDAQ SmallCap Market under the symbol “SMMF”.

ANNUAL REPORT

     The annual report of the Company for the year ended December 31, 2004 is being mailed concurrently with this Proxy Statement.

The financial statements and other information to be delivered with this Proxy Statement constitute the annual disclosure statement as required by 12 C.F.R. 18.

FORM 10-K

     The Company will furnish without charge to each person whose proxy is being solicited, upon the request of any such person, a copy of the Company’s annual report on Form 10-K for 2004. Requests for copies of such report should be directed to Julie R. Cook, Vice President, Chief Accounting Officer, Summit Financial Group, Inc., P. O. Box 179, Moorefield, West Virginia 26836, or e-mail jcook@summitfgi.com.

     Whether or not you plan to attend the Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors,

April 11, 2005

Appendix A

COMPENSATION AND NOMINATING COMMITTEE CHARTER

     I. Membership Requirements

          The Compensation and Nominating Committee of the Board of Directors of Summit Financial Group, Inc. (the “Company”) shall consist of a minimum of four directors. These should include the chair of the Audit and Executive Committees. Members of the committee shall be appointed and may be removed by the Board of Directors. All members of the committee shall be independent directors as determined by the Company’s Board of Directors in accordance with the applicable rules of The NASDAQ Stock Market, Inc. (“NASDAQ”) and the Securities and Exchange Commission (“SEC”). If the committee is comprised of at least three (3) members, one director who is not independent and who is not a current officer or employee or a Family Member (as such term is defined by NASDAQ in its Marketplace Rules), may be a member of the committee if the Company’s Board of Directors determines that such individual’s membership on the committee is required by the best interests of the Company and its shareholders and the Board of Directors discloses, in the proxy statement for the next annual meeting subsequent to such determination, the nature and relationship and the reasons for the determination. A member appointed under this exception may not serve longer than two (2) years.

     II. Purpose and Duties and Responsibilities Relating to Nomination of Directors

          One purpose of the committee shall be to assist the Board in identifying qualified individuals to become Board members, in determining the composition of the Board of Directors and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing the Company’s corporate governance guidelines.

          In furtherance of this purpose, the committee shall have the following duties and responsibilities:

          1. To lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for share owner approval at the annual meeting. The committee shall select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the share owners. In identifying first-time nominees for director, or evaluating individuals recommended by stockholders, the Compensation and Nominating Committee shall determine in its sole discretion whether an individual meets the minimum qualifications approved by the Board and may consider the current composition of the Board in light of the diverse communities served by the Company and the interplay of the candidate’s experience with the experience of other Board members.

          2. To review the Board of Directors’ committee structure and to recommend to the Board for its approval directors to serve as members of each committee. The committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.

          3. To develop and recommend to the Board of Directors for its approval an annual self-evaluation process of the Board and its committees. The committee shall oversee the annual self-evaluations.

     III. Purpose and Duties and Responsibilities Relating to Compensation

          Another purpose of the committee is to review, approve and recommend to the Board of Directors for ratification the compensation of all executive officers of the Company who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (the “Executive Officers”), including salaries and bonuses, and to approve and recommend to the Board of Directors for ratification all grants of stock options.

A-1

          In furtherance of this purpose, the committee shall have the following duties and responsibilities:

          1. Annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of these goals and objectives, and review, approve and recommend to the Board of Directors for ratification all compensation arrangements, including base salary, incentive compensation and long-term compensation for the CEO. In recommending long-term incentive compensation of the CEO, the committee will consider the Company’s performance, relative stockholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in the past years. The CEO may not be present during deliberations or voting concerning the CEO’s compensation.

          2. Annually review, approve and recommend to the Board of Directors for ratification all compensation arrangements, including base salary, incentive compensation and long-term compensation, for all Executive Officers.

          3. Review, approve and recommend to the Board of Directors for ratification compensation packages for new Executive Officers and termination packages for Executive Officers.

          4. Review and make recommendations to the Board of Directors for ratification decisions relating to long-term incentive compensation plans, including the use of equity-based plans. Except as otherwise delegated by the Board of Directors, the committee will act on behalf of the Board of Directors as the “committee” established to administer equity-based and employee benefit plans, and as such, will discharge any responsibilities imposed on the committee under those plans, including making and authorizing grants in accordance with the terms of those plans. All such grants must be ratified by the Board of Directors.

          5. Make recommendations to the Board of Directors with respect to matters relating to incentive compensation and equity-based plans which are appropriate for action by the Board of Directors under applicable NASDAQ and SEC rules.

          6. Produce an annual report of the committee on executive compensation for the Company’s annual proxy statement in compliance with applicable NASDAQ and SEC rules.

     IV. Authority

          The committee shall have the authority to delegate any of its responsibilities to subcommittees as the committee may deem appropriate in its sole discretion.

          The committee shall have the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as the committee may deem appropriate in its sole discretion. The committee shall have sole authority to approve related fees and retention terms.

          The committee shall report its actions and recommendations to the Board after each committee meeting. The committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval.

A-2

Appendix B

AUDIT AND COMPLIANCE COMMITTEE CHARTER

The Board of Directors of Summit Financial Group, Inc. (“Summit” or “Company”) hereby establishes the Audit and Compliance Committee with the authority, responsibility and specific duties as described below.

PURPOSE

The Audit and Compliance Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities to ensure the quality and integrity of Summit’s financial reports. This entails:

•	Serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Providing direction to and oversight of the Company’s internal audit function.

•	Reviewing and appraising the efforts of the Company’s independent auditors.

•	Maintaining a free and open means of communication between directors, internal audit staff, independent auditors, and management.

•	Administer the compliance and reporting provisions of Summit’s Code of Ethics regarding alleged violations involving the Company’s financial statements and disclosures, accounting practices, internal control over financial reporting, disclosure controls, or auditing matters.

ORGANIZATION / COMPOSITION

The Audit and Compliance Committee shall be comprised of five (5) or more Summit Directors, each of whom is not a member of Summit’s management, and is free of any financial, family or other material personal relationship that, in the opinion of the Board of Directors or members of the Audit and Compliance Committee, would interfere with the exercise of his or her independence from management and the Company. All members of the Committee will have a familiarity with basic finance and accounting practices.

Members shall be appointed by the Company’s Board of Directors, and will serve for a one year term. One of the members shall be appointed to serve as Committee Chairman by the Chairman of the Board of Directors.

MEETINGS

The Audit and Compliance Committee is to meet at least four (4) times annually and as many additional times as necessary as determined by the Committee Chairman and the Director of Internal Audit and Loan Review.

As necessary or desirable, the Chairman may request that the Director of Audit and Loan Review, members of management, and/or representatives of the Company’s independent auditors be present at meetings of the Committee. Each Director is to receive compensation for each Audit Committee and Compliance meeting attended.

Prior to each meeting, the Committee Chairman shall meet with the Director of Audit and Loan Review to set the meeting’s agenda and overview issues to be discussed. Advance agenda material is to be provided by the Director of Audit and Loan Review and distributed to all members of the Audit and Compliance Committee. The Director of Audit and Loan Review will provide to the Committee copies of audit reports and corresponding replies from management for all audits completed since the previous Audit and

Compliance Committee meeting. Reports of special projects completed by the Company’s audit and loan review staff since the previous Audit and Compliance Committee meeting will also be provided to the Committee.

Summit’s Assistant Secretary shall serve as secretary of the Committee and maintain minutes and agenda material for permanent filing.

RESPONSIBILITIES AND DUTIES

The Audit and Compliance Committee is to:

General

•	Apprise the Board of Directors, through minutes and special presentations, of any significant developments in the course of performing its duties.

•	Provide an opportunity, when desired, for the Company’s internal audit staff or independent auditors to meet with the Audit and Compliance Committee without members of management present.

•	Authorize and hire independent counsel and/or other advisors, as deemed necessary.

Financial Statements / Internal Controls

•	Review Summit’s year end audited financial statements with the independent auditors and Company management prior to their release to determine that the independent auditors and management are satisfied with the disclosure and content of the financial statements, including the nature and appropriateness of any significant changes in accounting principles. Based upon this review, recommend to the Board of Directors that the audited financial statements be included in the Company’s annual report to shareholders and Form 10-K filed with the Securities and Exchange Commission.

•	Review management’s year end report regarding its assessment of internal control over financial reporting, which must include:

▪	A statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting;

▪	A statement identifying the framework used by management to conduct the required assessment of the effectiveness of Summit’s internal control over financial reporting;

▪	An assessment of the effectiveness of Summit’s internal control over financial reporting as of the end of Summit’s most recent fiscal year, including an explicit statement as to whether the internal control over financial reporting is effective;

▪	A statement that Summit’s independent auditors have issued an attestation report on management’s assessment of Summit’s internal control over financial reporting.

Further, review the independent auditor’s opinion on management’s year end assessment of internal control over financial reporting.

Based upon these reviews, recommend to the Board of Directors that management’s assessment of internal control over financial reporting and the related independent auditor’s opinion thereon be included in the Company’s annual report to shareholders and Form 10-K filed with the Securities and Exchange Commission.

•	Review the Company’s interim financial statements contained in the quarterly Form 10-Q’s with members of management prior to their filing with the Securities and Exchange Commission.

•	Advise financial management and the independent auditors to discuss with the Audit and Compliance Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company.

•	Advise financial management and the independent auditors that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

Internal Audit

•	Review the adequacy and effectiveness of Summit’s internal audit function, including its independence, authority of its reporting relationships, and the qualifications and number of internal audit staff. Conduct an annual performance evaluation on the Director of Internal Audit and Loan Review.

•	Review and approve the annual Internal Audit Plan and any significant subsequent changes to the Plan.

•	Review reports of completed internal audits including summaries of findings, recommendations for improvements, and any difficulties encountered in the course of performing the audits.

•	Review progress reports on executing the Internal Audit Plan.

•	Review and concur in the appointment or dismissal of the Director of Audit and Loan Review.

Independent Auditors

▪	Recommend to the Board of Directors the selection of the independent auditors, considering independence and effectiveness. Annually, the Committee will ensure a formal statement delineating all relationships between the auditors and Summit is received from the outside accounting firm. The Committee will discuss with the independent auditors all significant relationships the auditors have with the Company to determine the auditors’ independence.

▪	Meet with the independent auditors and financial management to review the scope of the proposed external audit for the current year. The external audit scope shall include a requirement that the independent auditors inform the Audit and Compliance Committee of any significant changes in the independent auditor’s original audit plan and that the outside auditors conduct an Interim Financial Statement Review in accordance with Statement on Audit Standards No. 100 prior to the Company’s filing of each Form 10-Q with the Securities and Exchange Commission.

▪	Review the coordination of internal and external audit procedures to promote an effective use of resources and ensure a complete but non-redundant audit.

☒

PLEASE MARK VOTES	REVOCABLE PROXY
AS IN THIS EXAMPLE	SUMMIT FINANCIAL GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF THE COMPANY
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
ON MAY 19, 2005

     The undersigned hereby appoints Russell F. Ratliff, Jr. and Teresa D. Sherman or either of them with full power to act alone as attorneys and proxies to vote all the shares of the common stock of Summit Financial Group, Inc. held or owned by the undersigned at the Annual Meeting of Shareholders on May 19, 2005 and at any adjournments thereof, as follows:

			With-	For All
		For	hold	Except
1.	Election of Directors to serve a three year term until the 2008 Annual Meeting or until their successors are elected and qualified:	☐	☐	☐

Nominees:

Frank A. Baer, III, Patrick N. Frye, Duke A. McDaniel, Ronald F. Miller, George R. Ours, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
2.	In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.	☐	☐	☐

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS 1, AND 2.

This proxy confers on the proxy holder the power of cumulative voting for the election of Directors and the power to vote cumulatively for less than all of the nominees listed in Item 1. If any other business is presented at said meeting, this proxy shall be voted in accordance with the best judgment of the individuals named in this proxy. This proxy may be revoked at any time prior to its exercise in accordance with the procedure set forth in the proxy materials.

Please be sure to sign and date	Date
this Proxy in the box below.

Shareholder sign above	Co-holder (if any) sign above

+	+

Detach above card, sign, date and mail in postage paid envelope provided.

SUMMIT FINANCIAL GROUP, INC.

Shareholder(s) should sign exactly as name(s) appears on the label. Any person signing in fiduciary capacity should please enclose proof of his appointment unless such proof has already been furnished. All joint owners must sign.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.